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                                                                   EXHIBIT 23.2

                               December 23, 2004

C. William Landefeld
President and Chief Executive Officer
Citizens First Financial Corp.
2101 North Veterans Parkway
Bloomington, IL 61704

     RE: CONSENT TO INCLUSION IN REGISTRATION STATEMENT

Dear Bill:

     We consent to the inclusion of the reference to Howard & Howard Attorneys P.C. under the caption "Background of the Merger" in the Proxy Statement-Prospectus contained in the Registration Statement on Form S-4 under the Securities Act of 1933, as amended, to be filed by Main Street Trust, Inc.

                                       VERY TRULY YOURS,

                                       HOWARD & HOWARD ATTORNEYS PC

                                       /S/TIMOTHY E. KRAEPEL

                                       TIMOTHY E. KRAEPEL